As filed with the Securities and Exchange Commission on April 1, 2026

Registration No. 333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tvardi Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-3175693
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Sugar Creek Ctr. Blvd. Suite 525 Sugar Land, Texas	77478
(Address of Principal Executive Offices)	(Zip Code)

2025 Equity Incentive Plan

2025 Employee Stock Purchase Plan

(Full titles of the plans)

Imran Alibhai, Ph.D.

Chief Executive Officer

3 Sugar Creek Ctr. Blvd.
Suite 525

Sugar Land, Texas 77478

(713) 489-8654

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Madison A. Jones Cooley LLP 55 Hudson Yards New York, NY 10001 (212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Tvardi Therapeutics, Inc. (the “Registrant”) for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plans are effective. The Registrant previously registered its shares of common stock, par value $0.001 per share (the “Common Stock”), for issuance under the Registrant’s 2025 Equity Incentive Plan and the Registrant’s 2025 Employee Stock Purchase Plan under the Registrant’s Registration Statement on Form S-8 (the “Prior Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on October 20, 2025 (File No. 333-290976). In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference, except that the provisions contained in Part II of such Prior Registration Statement are modified or supplemented, as the case may be, as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (“SEC”):

(a)	Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026;

(b)	Current Report on Form 8-K, which was filed with the SEC on March 6, 2026; and

(c)	the description of the Registrant’s Common Stock, which is registered under Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), described in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, including all amendments or reports filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on February 7, 2014).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation dated June 7, 2024 (First Authorized Shares Amendment) (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on June 7, 2024).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation dated December 30, 2024 (First Stock Split Amendment) (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on December 30, 2024).

4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cara Therapeutics, Inc., dated April 15, 2025 (Second Stock Split Amendment). (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on April 15, 2025).

4.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cara Therapeutics, Inc., dated April 15, 2025 (Second Authorized Shares Amendment) (incorporated by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on April 15, 2025).

4.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cara Therapeutics, Inc., dated April 15, 2025 (Name Change Amendment) (incorporated by reference from Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on April 15, 2025).

4.7	Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36279), filed with the SEC on November 14, 2024).

5.1	Opinion of Cooley LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	Tvardi Therapeutics, Inc. 2025 Equity Incentive Plan (incorporated by reference from Exhibit 10.14 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on April 15, 2025).

99.2	Forms of Option Grant Notices, Option Agreements and Notices of Exercise under Tvardi Therapeutics, Inc. 2025 Equity Incentive Plan (incorporated by reference from Exhibit 10.15 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on April 15, 2025).

99.3	Form of Restricted Stock Unit Grant Notice and Award Agreement under Tvardi Therapeutics, Inc. 2025 Equity Incentive Plan (incorporated by reference from Exhibit 10.16 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on April 15, 2025).

99.4	Tvardi Therapeutics, Inc. 2025 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.17 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on April 15, 2025).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 1, 2026.

TVARDI THERAPEUTICS, INC.

By:	/s/ Imran Alibhai, Ph.D.
Imran Alibhai, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Imran Alibhai, Ph.D. and Dan Conn, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Tvardi Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Imran Alibhai, Ph.D.	Chief Executive Officer and Director	April 1, 2026
Imran Alibhai, Ph.D.	(Principal Executive Officer)

/s/ Dan Conn, J.D., MBA	Chief Financial Officer	April 1, 2026
Dan Conn, J.D., MBA	(Principal Financial Officer)

/s/ Stephen O’Brien	Vice President, Finance and Corporate Controller	April 1, 2026
Stephen O’Brien	(Principal Accounting Officer)

/s/ Sujal Shah	Chairman	April 1, 2026
Sujal Shah

/s/ Wallace Hall	Director	April 1, 2026
Wallace Hall

/s/ Michael S. Wyzga	Director	April 1, 2026
Michael S. Wyzga

/s/ Cynthia Smith	Director	April 1, 2026
Cynthia Smith

/s/ Susan Shiff, Ph.D.	Director	April 1, 2026
Susan Shiff, Ph.D.